UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2003

SOUTHWESTERN WATER EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Colorado	33-16110-D	84-1062895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

15115 Park Row, Suite 130, Houston, Texas		77084
(Address of principal executive office)		(Zip code)

(832) 615-7320
(Registrant’s telephone number, including area code)

600 17th Street, Suite 220N, Denver, Colorado 80202
(Former name or former address, if changed since last report)

Item 5.          Other Events and Regulation FD Disclosure.

On October 7, 2003, Southwestern Water Exploration Company, doing business as Aqua4, Inc. (the “Company”), announced that Mr. Thomas Lenney has resigned as an officer and director of the Company effective as of September 15, 2003.  Mr. Lenney most recently served as the Company’s President and Chief Operating Officer and as a member of the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN WATER EXPLORATION COMPANY

Date: October 7, 2003	By:	/s/ TOR S. BOSWICK
Tor S. Boswick
Chief Executive Officer